Exhibit 99.1

IMMEDIATE RELEASE CONTACTS: Brent Larson, Vice President / CFO 614 822.2330	July 12, 2007 Tim Ryan, The Trout Group 646.378.2924

NEOPROBE AND CARDINAL HEALTH SIGN TERM SHEET FOR LYMPHOSEEK DISTRIBUTION

DUBLIN, OHIO - July 12, 2007 - Neoprobe Corporation OTCBB:NEOP - News), a diversified developer of innovative oncology and cardiovascular surgical and diagnostic products, announced today it has signed a term sheet with Cardinal Health for the marketing and distribution of Lymphoseek® on an exclusive basis in the United States through Cardinal Health’s network of over 150 nuclear pharmacies as well as their wholesale distribution operations to in-hospital nuclear pharmacies.

Lymphoseek (Technetium Tc99m DTPA-mannosyl-dextran) is a proprietary radioactive lymphatic mapping targeting agent being developed by Neoprobe for use with handheld gamma detection devices, such as Neoprobe’s neo2000® system, in a surgical procedure known as Sentinel Lymph Node Biopsy (SLNB). Neoprobe recently announced positive preliminary data from a Phase 2 multicenter clinical trial for Lymphoseek and is preparing to submit a proposed Phase 3 protocol to FDA.

Details of the non-binding term sheet will remain confidential until a definitive marketing and distribution arrangement has been negotiated and signed.

David Bupp, Neoprobe’s President and CEO, said, “We are very pleased to have the opportunity to establish business terms for the marketing and distribution of Lymphoseek in the United States. The completion of this agreement, coupled with our recent announcement of preliminary results for the Phase 2 clinical evaluation of Lymphoseek, will be an important milestone event for the Company. We look forward to working with Cardinal Health to support the successful commercial launch of Lymphoseek in the United States.”

About Neoprobe
Neoprobe is a biomedical company focused on enhancing patient care and improving patient outcome by meeting the critical intraoperative diagnostic information needs of physicians and therapeutic treatment needs of patients. Neoprobe currently markets the neo2000® line of gamma detection systems that are widely used by cancer surgeons and is commercializing the Quantix® line of blood flow measurement products developed by its subsidiary, Cardiosonix Ltd. In addition, Neoprobe holds significant interests in the development of related biomedical systems and radiopharmaceutical agents including Lymphoseek® and RIGScan® CR. Neoprobe’s subsidiary, Cira Biosciences, Inc., is also advancing a patient-specific cellular therapy technology platform called ACT. Neoprobe’s strategy is to deliver superior growth and shareholder return by maximizing its strong position in gamma detection technologies and diversifying into new, synergistic biomedical markets through continued investment and selective acquisitions. www.neoprobe.com

Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-KSB and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.